Exhibit 8      Form of opinion of Hogan & Hartson L.L.P. as to tax matters.

             [Form of Tax Opinion to be Rendered by Hogan & Hartson L.L.P.]

                               September __, 1995

Board of Directors
Webster Financial Corporation
First Federal Plaza
145 Bank Street
Waterbury, Connecticut  06702

Board of Directors
Shelton Bancorp, Inc.
375 Bridgeport Avenue
Shelton, Connecticut  06484

Gentlemen:

                  You have requested that we render to you our opinion with respect to certain federal income tax consequences of the proposed transactions described below in connection with the Agreement and Plan of Merger, dated June 20, 1995, as amended (the "Agreement"), among Webster Financial Corporation ("Webster"), Webster Acquisition Corp. ("Merger Sub"), and Shelton Bancorp, Inc. ("Shelton").

                  The  proposed  transactions  are to occur  on a  substantially concurrent basis in the following sequence: (i) Bristol Savings Bank ("Bristol"), a wholly-owned subsidiary of Webster, will convert from a Connecticut savings bank charter to a federal savings bank charter (the "Charter Conversion") and concurrently be renamed "Webster Bank"; (ii) First Federal Bank, a federal savings bank ("First Federal"), a wholly-owned subsidiary of Webster, will then merge into Webster Bank, with Webster Bank as the surviving federal savings bank (the "First Federal Merger"); (iii) Merger Sub, a newly formed wholly-owned subsidiary of Webster, will then merge into Shelton, as the surviving corporation, and, as a result of such merger, Shelton will be acquired by Webster (the "Acquisition Merger"); (iv) Shelton, having become a wholly-owned subsidiary of Webster, will then merge into Webster, as the surviving corporation (the "Shelton Merger"); and (v) Shelton Savings Bank ("Shelton Bank"), which prior to the Shelton Merger is a wholly-owned subsidiary of Shelton and as a result of the Shelton Merger will be a wholly-owned subsidiary of Webster, will then merge into Webster Bank, with Webster Bank as the surviving federal savings bank (the "Shelton Bank Merger"). The Charter Conversion and renaming of Bristol, the First Federal Merger, the Acquisition Merger, the Shelton Merger and the Shelton Bank Merger are collectively referred to as the "Proposed Transactions."

Webster Financial Corporation
Shelton Bancorp, Inc.
September __, 1995
Page 2

                  In connection with the preparation of this opinion, we have examined and relied upon the Agreement, including the exhibits thereto, the Plan of Conversion (as defined herein), the First Federal Bank Merger Agreement (as defined herein), the Shelton Bank Merger Agreement (as defined herein), and the Registration Statement filed on Form S-4 by Webster with the Securities and Exchange Commission on July 28, 1995, as amended through the date hereof (the "Registration Statement").

                  In rendering the opinion set forth hereinafter, we have assumed the accuracy of all information contained in the documents described in the preceding paragraph, and we have also assumed the accuracy of all copies, and the genuineness of all signatures thereof. We have not attempted to verify independently the accuracy of any information in the these documents.

                            The Proposed Transactions
                            -------------------------

                  Based solely upon our review of the above described documents, and upon such information as Webster has provided us (which we have not attempted to verify in any respect), and in reliance upon such documents and information, we understand that the Proposed Transactions and the relevant facts with respect thereto are as follows:

                  Webster is a corporation organized, validly existing and in good standing under the laws of the State of Delaware. Webster is a registered savings and loan holding company under the Home Owners' Loan Act of 1933, as amended. The common stock of Webster is traded on the Nasdaq National Market. Merger Sub is a corporation organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a wholly-owned subsidiary of Webster. Webster owns 100 percent of the issued and outstanding capital stock of Bristol and of First Federal and, upon the Charter Conversion and renaming of Bristol, will own 100 percent of the issued and outstanding capital stock of Webster Bank. Bristol prior to the Charter Conversion is a state chartered capital stock savings bank organized, validly existing and in good standing under the laws of the State of Connecticut. After the Charter Conversion, Bristol, renamed Webster Bank, will be a federally chartered stock savings bank organized and existing under the laws of the United States. First Federal is a federally chartered stock savings bank organized and existing under the laws of the United States.

                  Shelton is a corporation organized, validly existing and in good standing under the laws of the State of Delaware. Shelton is a registered savings and loan holding company under the Home Owners' Loan Act of 1933, as amended. The

Webster Financial Corporation
Shelton Bancorp, Inc.
September __, 1995
Page 3

common stock of Shelton is traded on the Nasdaq National Market. Shelton owns 100 percent of the issued and outstanding capital stock of Shelton Bank. Shelton Bank is a state chartered capital stock savings bank organized, validly existing and in good standing under the laws of the State of Connecticut.

                  Webster desires to enter into the Proposed Transactions in order to (i) combine its existing savings bank subsidiaries into one savings bank under a new single name and with a federal charter and (ii) acquire the assets and business of Shelton Bank, which Webster intends to operate as branches of Webster Bank, and thereby expand its market.

                  As a result of the Charter Conversion, Bristol will become a federally chartered stock savings bank and be renamed as "Webster Bank." Upon consummation of the Charter Conversion, each share of Bristol common stock will become a share of Webster Bank common stock, and such Webster Bank common stock will constitute the only outstanding shares of Webster Bank. The Charter Conversion will be consummated pursuant to a plan of conversion, as adopted and approved by the Board of Directors of Bristol on July 24, 1995 (the "Plan of Conversion").

                  As part of the First Federal Merger, First Federal will merge into Webster Bank, which will be the surviving federal savings bank. Upon consummation of the First Federal Merger, each issued and outstanding share of First Federal common stock will be canceled. Each share of Webster Bank common stock issued and outstanding immediately prior to the First Federal Merger will remain issued and outstanding. Such Webster Bank common stock will constitute the only shares of Webster Bank, as the surviving federal savings bank in the First Federal Merger. The First Federal Merger will be consummated pursuant to a bank merger agreement between Webster Bank and First Federal, which will be in substantially the form approved by the Boards of Directors of Webster, Bristol and First Federal on July 24, 1995 (the "First Federal Merger Agreement").

                  As part of the Acquisition Merger, Merger Sub will merge into Shelton, with Shelton being the surviving corporation, and Shelton will thereupon be acquired by Webster and become a wholly-owned subsidiary of Webster. Upon consummation of the Acquisition Merger, each issued and outstanding share of Merger Sub common stock will be automatically converted into a share of common stock of Shelton, as the surviving corporation. In exchange for their shares of Shelton common stock, the existing shareholders of Shelton will receive shares of Webster voting common stock and, as applicable, cash in lieu of any fractional share, in each case as specified at

Webster Financial Corporation
Shelton Bancorp, Inc.
September __, 1995
Page 4

Section 1.4 of the Agreement. Holders of Shelton common stock have no dissenters' rights.

                  As part of the Shelton Merger, Shelton, which will have become a wholly-owned subsidiary of Webster, will then merge into Webster, with Webster as the surviving corporation. Upon consummation of the Shelton Merger, each share of Shelton common stock will be canceled. Each share of Webster common stock and class B convertible preferred stock issued and outstanding immediately prior to the Shelton Merger will remain issued and outstanding. Such Webster common stock and class B convertible preferred stock will constitute the only shares of capital stock of Webster, as the surviving corporation in the Shelton Merger. The Shelton Merger will be consummated pursuant to the Agreement.

                  As part of the Shelton Bank Merger, Shelton Bank, which will have become a wholly-owned subsidiary of Webster as a result of the Shelton Merger, will then merge into Webster Bank, which will be the surviving federal savings bank. Upon consummation of the Shelton Bank Merger, each share of Shelton Bank common stock will be canceled. Each share of Webster Bank common stock issued and outstanding immediately prior to the Shelton Bank Merger will remain issued and outstanding. Such Webster Bank common stock will constitute the only shares of capital stock of Webster Bank, as the surviving federal savings bank in the Shelton Bank Merger. The Shelton Bank Merger will be consummated pursuant to a bank merger agreement, between Webster Bank and Shelton Bank, which will be in substantially the form of Exhibit A to the Agreement (the "Shelton Bank Merger Agreement").

                  Shelton and Webster entered into an option agreement dated, June 20, 1995 (the "Option Agreement), pursuant to which Shelton granted Webster an unconditional, irrevocable option to purchase up to 267,324 shares of Shelton common stock at a price of $17.00 per share, subject to adjustments as provided in the Option Agreement (the "Option"). Shelton issued the Option to Webster as a condition and an inducement to Webster entering into the Agreement. Webster may exercise the Option only after the occurrence of a "Purchase Event" and before the occurrence of an Exercise Termination Event, as those terms are defined in the Option Agreement.

            Representations in Connection with the Charter Conversion

                  Webster has made the following additional representations and certifications in connection with the Charter Conversion, the accuracy and

Webster Financial Corporation
Shelton Bancorp, Inc.
September __, 1995
Page 5

completeness of which we also have relied upon in rendering the opinion hereinafter set forth:

                  (a) The fair market value of the Webster Bank stock and other consideration received by Webster will be approximately equal to the fair market value of the Bristol stock surrendered in the exchange.

                  (b) There is no plan or intention by Webster to sell, exchange or otherwise dispose of any of the shares of Webster Bank stock received in the Charter Conversion.

                  (c) Immediately following consummation of the Charter Conversion, Webster will own all of the outstanding Webster Bank stock and will own such stock solely by reason of its ownership of Bristol stock immediately prior to the Charter Conversion.

                  (d) Webster Bank has no plan or intention to issue additional shares of its stock following the Charter Conversion.

                  (e) Immediately following consummation of the Charter Conversion, Webster Bank will possess the same assets and liabilities, except for assets used to pay expenses incurred in connection with the Charter
Conversion, as those possessed by Bristol immediately prior to the Charter Conversion. Assets used to pay expenses and all redemptions and distributions (except for regular normal dividends) made by Bristol immediately preceding the Charter Conversion will, in the aggregate, constitute less than on percent of the net assets of Bristol.

                  (f) At the time of the Charter Conversion, Bristol will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in Bristol.

                  (g) Webster Bank has no plan or intention to reacquire any of its stock issued in the Charter Conversion.

                  (h) Webster Bank has no plan or intention to sell or otherwise dispose of any of the assets of Bristol acquired in the Charter Conversion, except for dispositions made in the ordinary course of business.

                  (i) The liabilities of Bristol assumed by Webster Bank plus the liabilities, if any, to which the assets of Bristol are subject were incurred by Bristol in the ordinary course of its business and are associated with the assets transferred.

Webster Financial Corporation
Shelton Bancorp, Inc.
September __, 1995
Page 6


                  (j) Following the Charter Conversion, Webster Bank will continue the historic business of Bristol or use a significant portion of Bristol's historic business assets in a business.

                  (k) Webster will pay its respective expenses, if any, incurred in connection with the Charter Conversion.

                  (l) Bristol is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

           Representations in Connection with the First Federal Merger

                  Webster has made the following additional representations and certifications in connection with the First Federal Merger, the accuracy and completeness of which we also have relied upon in rendering the opinion hereinafter set forth:

                  (a) The fair market value of the Webster Bank stock and other consideration deemed received by Webster in the First Federal Merger will be approximately equal to the fair market value of the First Federal stock surrendered in the exchange.

                  (b) Webster has no plan or intention to sell, exchange, or otherwise dispose of any shares of Webster Bank stock deemed received in the First Federal Merger; or to liquidate Webster Bank.

                  (c) Webster Bank will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by First Federal immediately prior to the First Federal Merger. For purposes of this representation, amounts used by First Federal to pay its reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by First Federal immediately preceding the transfer will be included as assets of First Federal prior to the First Federal Merger.

                  (d) After the First Federal Merger, Webster will be in control of Webster Bank within the meaning of section 368(a)(2)(H) of the Code.

                  (e) Webster Bank has no plan or intention to reacquire any of its stock deemed issued in the First Federal Merger.

Webster Financial Corporation
Shelton Bancorp, Inc.
September __, 1995
Page 7


                  (f) Webster Bank has no plan or intention to sell or otherwise dispose of any of the assets of First Federal acquired in the First Federal Merger, except for dispositions made in the ordinary course of business.

                  (g) The liabilities of First Federal assumed by Webster Bank plus the liabilities, if any, to which the transferred assets are subject were incurred by First Federal in the ordinary course of its business and are associated with the assets transferred.

                  (h) Following the First Federal Merger, Webster Bank will continue the historic business of First Federal or use a significant portion of First Federal's historic business assets in a business.

                  (i) At the time of the First Federal Merger, Webster Bank will not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any person could acquire stock in Webster Bank that, if exercised or converted, would affect the Webster's acquisition or retention of control of Webster Bank, as defined in section 368(a)(2)(H) of the Code.

                  (j) Webster Bank, First Federal, and Webster will pay their respective expenses, if any, incurred in connection with the First Federal Merger.

                  (k) There is no intercorporate indebtedness existing between Webster Bank and First Federal that was issued, acquired, or will be settled at a discount.

                  (l) No two parties to the First Federal Merger are investment companies as defined in section 368(a)(2)(F)(iii) and (iv) of the Code.

                  (m) The fair market value of the assets of First Federal transferred to Webster Bank in the First Federal Merger will equal or exceed the sum of the liabilities assumed by Webster Bank, plus the amount of liabilities, if any, to which such assets of First Federal are subject.

                  (n) The total adjusted basis of the assets of First Federal transferred to Webster Bank in the First Federal Merger will equal or exceed the sum of the liabilities to be assumed by Webster Bank, plus the amount of liabilities, if any, to which such assets of First Federal are subject.

                  (o) First Federal is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of section 368(a)(3)(A) of the Code.

Webster Financial Corporation
Shelton Bancorp, Inc.
September __, 1995
Page 8



                  (p) No stock of Webster Bank actually will be issued in the First Federal Merger.

       Representations in Connection with the Acquisition Merger and the
                                 Shelton Merger

                  Webster, and/or Shelton where appropriate, have made the following additional representations and certifications in connection with the Acquisition Merger and the Shelton Merger, the accuracy and completeness of which we also have relied upon in rendering the opinion hereinafter set forth:

                  (a) The fair market value of the Webster common stock to be received by each Shelton shareholder pursuant to the Acquisition Merger will be approximately equal to the fair market value of the Shelton common stock surrendered in exchange therefor.

                  (b) To the best of the knowledge of the management of Shelton and Webster and the Boards of Directors of Shelton and Webster, there is no plan or intention on the part of any shareholder of Shelton to sell, exchange, or otherwise dispose of a number of shares of Webster common stock received in the Acquisition Merger that would reduce the Shelton shareholders' ownership of Webster common stock to a number of shares having a value, as of the date of the Acquisition Merger, of less than 50 percent of the value of all of the formerly outstanding stock of Shelton as of the same date. For purposes of this representation, shares of Shelton stock exchanged for cash in lieu of fractional shares of Webster common stock will be treated as outstanding Shelton stock on the date of the Acquisition Merger. Moreover, shares of Shelton stock and shares of Webster common stock held by Shelton shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Acquisition Merger will be considered in making this representation.

                  (c) Webster will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by Shelton immediately prior to the Acquisition Merger. For purposes of this representation, amounts used by Shelton to pay its expenses relating to the Proposed Transactions and all redemptions and distributions (except for regular, normal dividends) made by Shelton immediately preceding the Acquisition Merger will be included as assets of Shelton held immediately prior to the Acquisition Merger.

Webster Financial Corporation
Shelton Bancorp, Inc.
September __, 1995
Page 9


                  (d) Webster has no plan or intention to reacquire any of its common stock to be issued in the Acquisition Merger, except for shares of Webster common stock that may be purchased in the open market in the ordinary course under Webster's existing stock repurchase plan for up to ten percent of Webster's common stock. Such plan was not established for the purpose of affording holders of Webster common stock issues in the Acquisition Merger the opportunity to sell such stocks back to Webster following the Acquisition Merger, and such Webster shareholders will not be offered any preferred right to sell, vis-a-vis other Webster shareholders, following the Acquisition Merger.

                  (e) Webster has no plan or intention to sell or otherwise dispose of any of the assets of Shelton to be acquired in the Acquisition Merger or Shelton Merger, except for dispositions made in the ordinary course of business or transfers described in section 368(a)(2)(C) of the Code.

                  (f) The Webster common stock, and cash in lieu of fractional shares, to be received by the shareholders of Shelton in the Acquisition Merger will be distributed in accordance with the Agreement.

                  (g) The liabilities of Shelton to be assumed by Webster and the liabilities to which the transferred assets of Shelton will be subject were incurred by Shelton in the ordinary course of its business.

                  (h) Following the Acquisition Merger and Shelton Merger, Webster will continue the historic business of Shelton or use a significant portion of Shelton's historic business assets in a business.

                  (i) Webster, Merger Sub, Shelton, and the shareholders of Shelton will pay their respective expenses, if any, incurred in connection with the Acquisition Merger and Shelton Merger.

                  (j) There is no intercorporate indebtedness existing among Webster, Merger Sub and Shelton that was issued, acquired, or will be settled at a discount.

                  (k) None of the parties to the Acquisition Merger or Shelton Merger is an investment company as defined in section 368(a)(2)(F)(iii) of the Code.

                  (l) Webster does not own, directly or indirectly, nor has it owned during the past five years, directly or indirectly, any stock of Shelton, except for 120 shares of Shelton common stock and the Option (as described in Exhibit B to the Agreement).

Webster Financial Corporation
Shelton Bancorp, Inc.
September __, 1995
Page 10


                  (m) The fair market value of the assets of Shelton to be received by Webster in the Acquisition Merger and Shelton Merger will equal or exceed the sum of the liabilities assumed by Webster, plus the amount of liabilities, if any, to which the transferred assets will be subject.

                  (n) Shelton is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of section 368(a)(3)(A) of the Code.

                  (o) The payment of cash in lieu of fractional shares of Webster common stock is solely for the purpose of avoiding the expense and inconvenience to Webster of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Acquisition Merger to the Shelton shareholders instead of issuing fractional shares of Webster common stock will not exceed one percent of the total consideration that will be issued in the Acquisition Merger to the Shelton shareholders in exchange for their shares of Shelton stock. The fractional share interests of each Shelton shareholder will be aggregated, and no Shelton shareholder will receive cash in an amount equal to or greater than the value of one full share of Webster common stock.

                  (p)    None   of   the    compensation    received    by   any
shareholder-employees of Shelton will be separate consideration for, or allocable to, any of their shares of Shelton stock; none of the shares of Webster common stock received by any shareholder-employees of Shelton will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

           Representations in Connection with the Shelton Bank Merger

                  Webster, and/or the Shelton where appropriate, have made the following additional representations and certifications in connection with the Shelton Bank Merger, the accuracy and completeness of which we also have relied upon in rendering the opinion hereinafter set forth:

                  (a) The fair market value of the Webster Bank stock and other consideration deemed received by Webster will be approximately equal to the fair market value of the Shelton Bank stock surrendered in the exchange.

                  (b) Webster has no plan or intention to sell, exchange, or otherwise dispose of any shares of Webster Bank stock deemed received in the Shelton Bank Merger; or to liquidate Webster Bank.

Webster Financial Corporation
Shelton Bancorp, Inc.
September __, 1995
Page 11


                  (c) Webster Bank will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by Shelton Bank immediately prior to the Shelton Bank Merger. For purposes of this representation, amounts used by Shelton Bank to pay its reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by Shelton Bank immediately preceding the transfer will be included as assets of Shelton Bank prior to the Shelton Bank Merger.

                  (d) After the Shelton Bank Merger, Webster will be in control of Webster Bank within the meaning of section 368(a)(2)(H) of the Code.

                  (e) Webster Bank has no plan or intention to reacquire any of its stock deemed issued in the Shelton Bank Merger.

                  (f) Webster Bank has no plan or intention to sell or otherwise dispose of any of the assets of Shelton Bank acquired in the Shelton Bank Merger, except for dispositions made in the ordinary course of business.

                  (g) The liabilities of Shelton Bank assumed by Webster Bank plus the liabilities, if any, to which the transferred assets are subject were incurred by Shelton Bank in the ordinary course of its business and are associated with the assets transferred.

                  (h) Following the Shelton Bank Merger, Webster Bank will continue the historic business of Shelton Bank or use a significant portion of Shelton Bank's historic business assets in a business.

                  (i) At the time of the Shelton Bank Merger, Webster Bank will not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any person could acquire stock in Webster Bank that, if exercised or converted, would affect the Webster's acquisition or retention of control of Webster Bank, as defined in section 368(a)(2)(H) of the Code.

                  (j) Webster Bank, Shelton Bank, and Webster will pay their respective expenses, if any, incurred in connection with the Shelton Bank Merger.

                  (k) There is no intercorporate indebtedness existing between Webster Bank and Shelton Bank that was issued, acquired, or will be settled at a discount.

                  (l) No two parties to the Shelton Bank Merger are investment companies as defined in section 368(a)(2)(F)(iii) and (iv) of the Code.

Webster Financial Corporation
Shelton Bancorp, Inc.
September __, 1995
Page 12


                  (m) The fair market value of the assets of Shelton Bank transferred to Webster Bank in the Shelton Bank Merger will equal or exceed the sum of the liabilities assumed by Webster Bank, plus the amount of liabilities, if any, to which such assets of Shelton Bank are subject.

                  (n) The total adjusted basis of the assets of Shelton Bank transferred to Webster Bank in the Shelton Bank Merger will equal or exceed the sum of the liabilities to be assumed by Webster Bank, plus the amount of liabilities, if any, to which such assets of Shelton Bank are subject.

                  (o) Shelton Bank is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of section 368(a)(3)(A) of the Code.

                  (p) No stock of Webster Bank actually will be issued in the Shelton Bank Merger.

                    Opinion - Federal Income Tax Consequences

                  Based upon and subject to the foregoing, it is our opinion that for federal income tax purposes the following will result:

               Opinions in Connection with the Charter Conversion

                  (1) For federal income tax purposes, the Charter Conversion will constitute a mere change in the identity, form, or place of organization of Bristol and therefore will qualify as a reorganization within the meaning of section 368(a)(1)(F) of the Code. Bristol and Webster Bank will each be "a party to a reorganization" within the meaning of section 368(b).

                  (2) Bristol will recognize no gain or loss upon the deemed transfer of its assets to Webster Bank in exchange solely for Webster Bank common stock and the assumption by Webster Bank of the liabilities of Bristol (sections 361 and 357(a)).

                  (3) No gain or loss will be recognized by Webster Bank on receipt of Bristol's assets in exchange for Webster Bank's common stock (section 1032(a)).

                  (4) The basis of Bristol's assets in the hands of Webster Bank will be the same as the basis of those assets in the hands of Bristol immediately prior to the transaction (section 362(b)).

Webster Financial Corporation
Shelton Bancorp, Inc.
September __, 1995
Page 13


                  (5) The holding period of the assets of Bristol in the hands of Webster Bank will include the period during which such assets were held by Bristol (section 1223(2)).

                  (6) No gain or loss will be recognized to Webster upon the receipt of Webster Bank's common stock in exchange for its Bristol common stock (section 354(a)(1)).

                  (7) The basis of the Webster Bank common stock to be received by Webster will be the same as the basis of the Bristol common stock surrendered in exchange therefor (section 358(a)(1)).

                  (8) The holding period of the Webster Bank common stock received by Webster will include the period during which the Bristol shares surrendered therefor were held, provided that the Bristol shares are held as a capital asset on the date of the exchange (section 1223(1)).

                  (9) Webster Bank will be treated, for purposes of section 381, just as Bristol would have been treated if there had been no reorganization. Thus, a net operating loss of Bristol for any tax year ending after the date of transfer shall be carried back in accordance with section 172(b) in computing the taxable income of Bristol for a tax year ending before the date of transfer and the tax attributes enumerated in section 381(c) shall be taken into account by Webster Bank as if there had been no reorganization (section 1.381(b)-1(a)(2) of the Income Tax Regulations).

              Opinions in Connection with the First Federal Merger

                  (1) For federal income tax purposes, the First Federal Merger will constitute a reorganization within the meaning of section 368(a)(1)(D) of the Code. First Federal and Webster Bank will each be "a party to a reorganization" within the meaning of section 368(b) of the Code.

                  (2) First Federal will recognize no gain or loss upon the transfer of its assets to Webster Bank solely in constructive exchange for Webster Bank stock and Webster Bank's assumption of First Federal's liabilities (sections 357(a) and 361(a)). 1/
- ----------
1/ This assumes, as represented above, that the fair market value of the assets of First Federal transferred to Webster Bank in the First Federal Merger will equal or exceed the sum of the liabilities assumed by Webster Bank, plus the amount of liabilities, if any, to which the transferred assets are subject.. If this is not the case, and such liabilities exceed such assets, then First Federal would recognize gain in an amount equal to such excess (section 357(c)).

Webster Financial Corporation
Shelton Bancorp, Inc.
September __, 1995
Page 14


                  (3) Webster Bank will recognize no gain or loss on its receipt of the assets of First Federal in constructive exchange for Webster Bank stock (section 1032(a)).

                  (4) Webster Bank's basis in the First Federal assets received in the First Federal Merger will equal the basis of such assets in the hands of First Federal immediately prior to the First Federal Merger (section 362(b)).

                  (5) Webster Bank's holding period of the First Federal assets received in the First Federal Merger will include the period during which such assets were held by First Federal immediately prior to the First Federal Merger (section 1223(2)).

                  (6) Webster will recognize no gain or loss on its constructive exchange of shares of First Federal stock for Webster Bank stock (section 354(a)).

                  (7) Webster's basis in the Webster Bank stock held immediately after the First Federal Merger will equal the sum of the basis of such stock immediately prior to the First Federal Merger plus the basis in the hands of Webster of the First Federal stock canceled in the First Federal Merger (section 358(a)(1)).

           Opinions in Connection with the Acquisition Merger and the
                                 Shelton Merger

                  (1) For federal income tax purposes, the Acquisition Merger and the Shelton Merger will be considered either a merger of Shelton into Webster or an acquisition by Webster, in exchange for its voting common stock, of "substantially all of the assets" of Shelton. (Rev. Rul. 67-274, 1967-2 C.B. 141 and Rev. Rul. 72-405, 1972-2 C.B. 217). For purposes of this opinion, "substantially all" means at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets of Shelton. Webster and Shelton will each be a "party to a reorganization" within the meaning of section 368(b) of the Code.

                  (2) The Acquisition Merger and the Shelton Merger will constitute a reorganization within the meaning of section 368(a)(1)(A) or 368(a)(1)(C) of the Code.

Webster Financial Corporation
Shelton Bancorp, Inc.
September __, 1995
Page 15


                  (3) No gain or loss will be recognized by Shelton on the transfer of substantially all of its assets to Webster and the assumption of Shelton's liabilities by Webster (sections 357(a) and 361(b)).

                  (4) No gain or loss will be recognized by Webster on the receipt of the assets of Shelton in exchange for Webster voting common stock (section 1032(a)).

                  (5) The basis of the assets of Shelton in the hands of Webster will be the same as the basis of such assets in the hands of Shelton immediately prior to the exchange (section 362(b)).

                  (6) The holding period of the assets of Shelton in the hands of Webster will include the holding period during which such assets were held by Shelton (section 1223(2)).

                  (7) No gain or loss will be recognized by Shelton upon the distribution to its shareholders of the Webster common stock pursuant to the Agreement (section 361(c)).

                  (8) Except as provided in (11) below, no gain or loss will be recognized by the shareholders of Shelton upon the receipt of Webster voting common stock solely in exchange for their shares of Shelton stock (section 354(a)(1)).

                  (9) The basis of Webster voting common stock (including any fractional share interest to which they will be entitled) received by the shareholders of Shelton will be the same as the basis of the Shelton stock surrendered in exchange therefor (section 358(a)(1)).

                  (10) The holding period of the Webster voting common stock (including any fractional share interest to which they will be entitled) received by the shareholders of Shelton in the exchange will include the holding period of the Shelton stock surrendered in exchange therefor, provided the Shelton stock was held as a capital asset by the shareholders of Shelton on the date of the exchange (section 1223(1)).

                  (11) The payment of cash in lieu of fractional share interests of Webster voting common stock will be treated as if the fractional shares were distributed as part of the exchange and then were redeemed by Webster. These cash payments will be treated as having been received as distributions in full payment in exchange for the stock redeemed as provided in section 302(a) of the Code (Rev. Rul. 66-365, 1966-2 C.B. 116 and Rev. Proc. 77-41, 1977-2 C.B. 574).

Webster Financial Corporation
Shelton Bancorp, Inc.
September __, 1995
Page 16


               Opinions in Connection with the Shelton Bank Merger

                  (1) For federal income tax purposes, the Shelton Bank Merger will constitute a reorganization within the meaning of section 368(a)(1)(D) of the Code. Shelton Bank and Webster Bank will each be "a party to a reorganization" within the meaning of section 368(b) of the Code.

                  (2) Shelton Bank will recognize no gain or loss upon the transfer of its assets to Webster Bank solely in constructive exchange for Webster Bank stock and Webster Bank's assumption of Shelton Bank's liabilities (sections 357(a) and 361(a)). 2/

                  (3) Webster Bank will recognize no gain or loss on its receipt of the assets of Shelton Bank in constructive exchange for Webster Bank stock (section 1032(a)).

                  (4) Webster Bank's basis in the Shelton Bank assets received in the Shelton Bank Merger will equal the basis of such assets in the hands of Shelton Bank immediately prior to the Shelton Bank Merger (section 362(b)).

                  (5) Webster Bank's holding period of the Shelton Bank assets received in the Shelton Bank Merger will include the period during which such assets were held by Shelton Bank immediately prior to the Shelton Bank Merger (section 1223(2)).

                  (6) Webster will recognize no gain or loss on its constructive exchange of shares of Shelton Bank stock for Webster Bank stock (section 354(a)).

                  (7) Webster's basis in the Webster Bank stock held immediately after the Shelton Bank Merger will equal the sum of the basis of such stock immediately prior to the Shelton Bank Merger plus the basis in the hands of Webster of the Shelton Bank stock canceled in the Shelton Bank Merger (section 358(a)(1)).
- ------------------
2/ This assumes, as represented above, that the fair market value of the assets of Shelton Bank transferred to Webster Bank in the Shelton Bank Merger will equal or exceed the sum of the liabilities assumed by Webster Bank, plus the amount of liabilities, if any, to which the transferred assets are subject.. If this is not the case, and such liabilities exceed such assets, then Shelton Bank would recognize gain in an amount equal to such excess (section 357(c)).

Webster Financial Corporation
Shelton Bancorp, Inc.
September __, 1995
Page 17



                  Our opinions set forth above are based upon the description of the proposed transaction found in the section captioned "The Proposed
Transactions." If the actual facts relating to any aspect of the transactions differ from this description in any material respect, our opinion may become inapplicable. Further, our opinion is based upon the Code, the Income Tax Regulations, interpretations made by the Internal Revenue Service, and judicial precedents as of the date hereof. If there is any change in the applicable law as reflected in these sources, our opinion may become inapplicable.

                  We hereby  consent  to the  filing of this  opinion  letter as
Exhibit 8 to the Registration Statement and to the reference to this firm in the Prospectus constituting a part of the Registration Statement. In giving this consent, we do not admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                              Sincerely yours,

                                              Hogan  &   Hartson L.L.P.




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